EXHIBIT 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Peter Hill, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Triangle Petroleum Corporation on Form 10-Q for the fiscal quarter ended October 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Triangle Petroleum Corporation.

	By:	/s/ PETER HILL

Date: December 14, 2011	Name:	Peter Hill
	Title:	Chief Executive Officer

I, Jonathan Samuels, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Triangle Petroleum Corporation on Form 10-Q for the fiscal quarter ended July 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Triangle Petroleum Corporation.

	By:	/s/ JONATHAN SAMUELS

Date: December 14, 2011	Name:	Jonathan Samuels
	Title:	President and Chief Financial Officer